Exhibit 99.1

Contact: Brian Turner
Chief Financial Officer
425-943-8000

Media Contact: Marci Maule
Director Public Relations
425-943-8277
COINSTAR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007 RESULTS
BELLEVUE, Wash.—February 7, 2008—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three month and full-year periods ended December 31, 2007.
Highlights for the three months ended December 31, 2007, were as follows:

Revenue	$133.3	million
EBITDA	$33.4	million	(see Appendix A)
Free Cash Flow	$7.6	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$0.29		(see reconciliation below)
Net Loss	$(37.2)	million
Highlights for the full year 2007 were as follows:

Revenue	$546.3	million
EBITDA	$126.4	million	(see Appendix A)
Free Cash Flow	$18.2	million	(see Appendix A)
Adjusted earnings per fully taxed, fully diluted share	$1.38		(see reconciliation below)
Net Loss	$(22.3)	million
Coinstar today announced an agreement with Wal-Mart to reset and optimize Wal-Mart store entrances and add new product offerings to further enhance the customer experience at the front of the store. As a result, Coinstar will be significantly increasing the number of Redbox DVD kiosks and Coinstar coin-counting machines in Wal-Mart locations over the next twelve to eighteen months and will be removing or relocating roughly 50% of Wal-Mart cranes, bulk heads and kiddie rides over the next two quarters. This decision, along with other contract terminations or decisions to scale-back the number of entertainment machines with other retail partners as well as macro-economic trends negatively affecting the entertainment service industry, resulted in excess equipment and inventory. As a result, Coinstar has recorded a pre- tax charge for entertainment assets of $65.2 million for the three month period ended December 31, 2007.
Also included in GAAP net income for the full year of 2007 was a claimed refund of fees previously paid to the U.S. government for telecommunication infrastructure access. These fees were paid for Coinstar’s e-payment business from 2003 through 2006, and the refund claim is a result of an Internal Revenue Service ruling that telecom fees paid during this period were improperly collected by the U.S. government. The net effect of the claimed refund was approximately $6.5 million.
On November 20, 2007, the Company entered into a new five-year $400 million senior credit facility, which resulted in the extinguishment of the prior credit facility. As a result, the Company recorded a non-recurring pre-tax charge of $1.8 million related to the write-off of financing fees on the prior credit facility, which are included in GAAP net income for the three month period ended December 31, 2007.
Included in non-cash charges during the fourth quarter of 2007 were $65.2 million related to the impairment charge, $1.9 million in financing fees including the amortization and write-off from the early retirement of debt, $2.0 million in amortization of intangible assets, $1.5 million in non-cash stock based compensation, and $0.5 million related to the Company’s portion of non-cash gains associated with investments in DVD kiosk companies.
A reconciliation of GAAP earnings per share to adjusted earnings per share for the three months ended December 31, 2007, is as follows:

Three Months Ended
December 31, 2007
GAAP fully taxed, fully diluted earnings	$(1.34)

Amortization of intangibles, net of tax	0.05
Stock based compensation expense, net of tax	0.04
Amortization and write-off of financing fees, net of tax	0.04
Impairment and excess inventory charges, net of tax	1.51
Non-cash gains from investments in DVD kiosk companies, net of tax	(0.01)

Adjusted fully taxed, fully diluted earnings	$0.29

Included in GAAP net income for the full year of 2007 were $65.2 million for the non-cash impairment charge, $7.3 million in amortization of intangible assets, $6.4 million in non-cash stock based compensation, $2.5 million in financing fees, including amortization and write-off from the early retirement of debt, and $0.8 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies.
A reconciliation of GAAP earnings per share to adjusted earnings per share for the twelve months ended December 31, 2007, is as follows:

Twelve Months Ended
December 31, 2007
GAAP fully taxed, fully diluted earnings	$(0.80)

Amortization of intangibles, net of tax	0.19
Stock based compensation expense, net of tax	0.17
Amortization and write-off of financing fees, net of tax	0.07
Impairment and excess inventory charges, net of tax	1.73
Non-cash losses in investments in DVD kiosk companies, net of tax	0.02

Adjusted fully taxed, fully diluted earnings	$1.38

At December 31, 2007, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $20.4 million and $17.0 million, respectively. In addition,

there were foreign net operating loss carryforwards of approximately $14.1 million. As a result of these net operating loss carryforwards, cash paid for taxes during the year totaled only $3.5 million. In 2007, Coinstar recorded $6.3 million in tax benefit for the year, primarily due to the impairment charges of our Entertainment assets.
Other Information

Installed Base	December 31, 2007	December 31, 2006
Coin	15,400	13,500
Coin to card, e-payment or e-certificate enabled	10,700	8,200
Crane	28,000	30,000
Bulk heads and other	252,000	271,000
POSA terminals	17,500	14,000
Cash paid for capital expenditures for the three months and full year ended December 31, 2007, was $19.9 million and $84.3 million, respectively.
Share Repurchase
For the fourth quarter of 2007, Coinstar repurchased 238,142 shares of common stock, totaling $6.5 million. For the full year, Coinstar repurchased 358,942 shares of common stock at an average price of $27.93 per share. The aggregate expenditure for the year totaled $10.0 million. In 2008, Coinstar expects to remain active in the repurchase of its shares subject to market and other conditions.
First Quarter and Full Year 2008 Guidance
Management estimates that revenue for the first quarter of 2008 will range from $175 million to $190 million. In addition, management estimates GAAP earnings per fully taxed, fully diluted share will range from $0.01 to $0.08.
Management also estimates that revenue for the full year 2008 will range from $800 million to $875 million with EBITDA between $135 million to $145 million range. In addition, management estimates GAAP earnings per fully taxed, fully diluted share will range from $0.47 to $0.67.
Conference Call
A conference call to discuss the fourth quarter and full year 2007 results will be broadcast live over the Internet today, Thursday, February 7, 2008, at 5:00 p.m. Eastern Time. The webcast will be hosted at the “About Us — Investor Relations” section of Coinstar’s Web site at www.coinstar.com .
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 56,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
# # #
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A
(in thousands unless otherwise noted)
Non GAAP measures
Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.
EBITDA, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including impairment and excess inventory charges, write-off from early retirement of debt, and stock based compensation expense. Stock based compensation expense was not included in the EBITDA reconciliation table in prior year periods. Including stock based compensation expense, EBITDA for the three and twelve months ended December 31, 2006 was $27,376 and $110,616, respectively. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

	Three Months Ended	Twelve Months Ended
in thousands	December 31, 2007	December 31, 2007
Net income (loss)	$(37,222)	$(22,253)
Depreciation, amortization and other	16,686	66,172
Impairment and excess inventory charge	65,220	65,220
Interest expense, net	4,403	15,371
Write-off from early retirement of debt	1,794	1,794
Income tax benefit	(19,053)	(6,311)
Stock based compensation	1,535	6,421

EBITDA	$33,363	$126,414

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

	Three Months Ended	Twelve Months Ended
in thousands	December 31, 2007	December 31, 2007
Net cash provided by operating activities	$23,167	$58,066
Changes in operating assets and liabilities	4,348	44,452
Cash paid for capital expenditures	(19,944)	(84,318)

FREE CASH FLOW	$7,571	$18,200

Adjusted earnings per share: we believe the adjusted earnings per share are an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Twelve Month Periods		Three Month Periods
	Ended December 31		Ended December 31
	2007	2006	2007	2006
REVENUE	$546,297	$534,442	$133,314	$138,047
Operating Expenses	494,459	489,233	118,734	127,455
Impairment loss and inventory write-off	65,220	—	65,220	—

Income (loss) from operations	(13,382)	45,209	(50,640)	10,592
OTHER INCOME (EXPENSE):
Interest income and other, net	2,348	1,543	292	165
Interest expense	(17,069)	(15,748)	(4,605)	(3,910)
Income (loss) from equity investments	1,333	(66)	472	(118)
Early retirement of debt	(1,794)	(238)	(1,794)	—

Income (loss) before income taxes	(28,564)	30,700	(56,275)	6,729
Income tax benefit (provision)	6,311	(12,073)	19,053	(1,689)

NET INCOME (LOSS)	$(22,253)	$18,627	$(37,222)	$5,040

NET INCOME (LOSS) PER SHARE:
Basic	$(0.80)	$0.67	$(1.34)	$0.18
Diluted	$(0.80)	$0.66	$(1.34)	$0.18

WEIGHTED SHARES OUTSTANDING:
Basic	27,805	27,686	27,832	27,668
Diluted	27,805	28,028	27,832	28,180

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,497	$18,687
Cash in machine or in transit	78,097	63,740
Cash being processed	99,998	95,737
Trade accounts receivable, net of allowance for doubtful accounts of $1,489 and $1,050 at December 31, 2007 and December 31, 2006, respectively	49,809	21,339
Inventory	33,360	39,334
Deferred income taxes	10,663	17,775
Prepaid expenses and other current assets	18,954	13,371

Total current assets	309,378	269,983
PROPERTY AND EQUIPMENT, NET	146,041	160,962
DEFERRED INCOME TAXES	9,036	34
OTHER ASSETS	15,150	3,807
EQUITY INVESTMENTS	33,052	31,259
INTANGIBLE ASSETS, NET	34,457	43,121
GOODWILL	221,459	208,917

TOTAL ASSETS	$768,573	$718,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,829	$57,536
Accrued liabilities payable to retailers	99,998	95,737
Other accrued liabilities	40,911	35,693
Current portion of long-term debt and capital lease obligations	6,505	7,883

Total current liabilities	197,243	196,849
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	266,146	192,381
DEFERRED TAX LIABILITY	54	7,488

TOTAL LIABILITIES	463,443	396,718

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at December 31, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 29,665,135 and 29,383,150 issued and 27,739,054 and 27,816,011 shares outstanding at December 31, 2007 and December 31, 2006, respectively	354,509	343,229
Retained earnings (deficit)	(16,784)	5,469
Treasury stock	(40,831)	(30,806)
Accumulated other comprehensive income	8,236	3,473

Total stockholders’ equity	305,130	321,365

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$768,573	$718,083

COINSTAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Month Periods
	Ended December 31
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$(22,253)	$18,627
Adjustments to reconcile income (loss) from operations to net cash provided by operating activities:
Depreciation and other	58,841	52,836
Amortization of intangible assets	7,331	6,220
Amortization of deferred financing fees	712	760
Impairment loss and inventory write-off	65,220	—
Loss on early retirement of debt	1,794	238
Non-cash stock-based compensation	6,421	6,258
Excess tax benefit from exercise of stock options	(3,764)	(1,033)
Deferred income taxes	(9,504)	10,183
Income from equity investments	(1,624)	66
Return on equity investments	—	929
Other	(656)	38
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(27,016)	(8,464)
Inventory	(3,547)	(9,253)
Prepaid expenses and other current assets	(8,594)	(3,138)
Other assets	(4,773)	(444)
Accounts payable	(7,624)	25,507
Accrued liabilities payable to retailers	2,535	9,977
Accrued liabilities	4,567	6,073

Net cash provided by operating activities	58,066	115,380
INVESTING ACTIVITIES:
Purchase of property and equipment	(84,318)	(45,867)
Acquisitions, net of cash acquired	(7,249)	(31,254)
Loan to equity investee	(10,000)
Equity investments		(12,109)
Proceeds from sale of fixed assets	2,294	254

Net cash used by investing activities	(99,273)	(88,976)
FINANCING ACTIVITIES:
Principal payments on long-term debt, revolver loan, and capital lease obligations	(338,543)	(24,209)
Additional borrowings on credit facility	400,500	—
Financing fees associated with line of credit	(1,692)	—
Excess tax benefit from exercise of stock options	3,764	1,033
Repurchase of common stock	(10,025)	(8,023)
Proceeds from exercise of stock options	4,281	5,357

Net cash provided (used) by financing activities	58,285	(25,842)
Effect of exchange rate changes on cash	1,350	2,335
NET INCREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	18,428	2,897
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	178,164	175,267

End of period	$196,592	$178,164